Exhibit 10.15

CENTRAL PACIFIC FINANCIAL CORP.
NOTICE OF PSU AWARD
Notice of Performance-Based Restricted Stock Unit (“PSU”) Award Grant ("Notice")
under the Company's 2023 Stock Compensation Plan

Name and Address of Participant:	###PARTICIPANT_NAME###
###HOME_ADDRESS###

Date of Grant of PSU Award:	###GRANT_DATE###

Threshold, Target and Maximum Number of PSUs:	[###CF_EE_GRANT_Threshold Amount###] (the "Threshold Award Amount") [###TOTAL_AWARDS###] (the "Target Award Amount") [###CF_EE_GRANT_Maximum Amount###] (the “Maximum Award Amount”)

The PSUs are granted under and governed by the terms and conditions of the Plan and the Performance-Based Restricted Stock Unit Agreement (the “Agreement”), both of which are included with this Notice.
1.The PSUs shall become earned based on the Central Pacific Financial Corp.’s (the “Company’s”) [performance measure (“__________”)] for the Performance Measurement Period (as defined below) relative to the [performance] of the Peer Companies (as defined below), as determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The number of PSUs that shall become earned, if any, following the end of the Performance Measurement Period, shall be determined by multiplying the Target Award Amount number of PSUs granted by the “Earned Percentage,” as determined below, provided that the maximum Earned Percentage for the Performance Measurement Period shall be 200%. Any PSUs that do not become earned at the end of the Performance Measurement Period will be canceled without issuance of shares. The actual number of PSUs the Participant earns may be greater than or less than the Target Award Amount, or even zero, based on the Company’s [performance measure] percentile ranking relative to the performance of the Peer Companies, whereby the Peer Companies are ranked excluding the Company from the ranking, and the Company’s [performance] is interpolated between the Peer

Companies whose percentile ranking is directly above and directly below the performance of the Company.
2.[performance criteria and measurement]
3.“Earned Percentage” means the percentage determined according to the following grid:

Company Performance Relative to the Performance of the Peer Companies for the Performance Measurement Period	Earned Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	200%
4.“Performance Measurement Period” means the period from ____________ through _____________.
Interpolation: To the extent the percentile rank of the Company’s performance falls between two levels in the table above, the Earned Percentage of the PSUs will be determined by straight-line interpolation.

Dividends and Other Distributions. Dividends are not payable and do not accrue with respect to PSUs, and dividends will be paid with respect to shares of Common Stock that are issued to you with respect to PSUs that have vested only after such shares are issued and only with respect to dividends having an ex-dividend date on or after the date such shares are issued. If any stock split occurs (whether a forward split or a reverse split) or any stock dividends are paid in shares of Common Stock during the Performance Period, your number of PSUs will be adjusted in the same manner as shares of Common Stock are adjusted for any stock split and will be increased by a number of PSUs equal to the number of Common Stock shares paid as stock dividends with respect to the corresponding number of shares of Common Stock. These adjusted or additional PSUs will convert to shares of Common Stock at the same time and in the same Earned Percentage as the underlying PSUs to which they relate.

Please execute this letter in the space provided to confirm your understanding and acceptance of this letter agreement. You may make a photocopy for your records if you wish.

CENTRAL PACIFIC FINANCIAL CORP.

By:

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The undersigned hereby acknowledges having read the Plan, the Agreement and this Notice, and hereby agrees to be bound by all the provisions set forth in the Plan, the Agreement and this Notice.

###PARTICIPANT_NAME###
Name (Printed)	Signature

###ACCEPTANCE_DATE###
Date

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